Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13112 of Royal Bank of Canada on Form S-8 of our report dated June 24, 2010, appearing in the Annual Report on Form 11-K of RBC – U.S.A. Retirement and Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

June 24, 2010